EXHIBIT 11

                  BALDOR ELECTRIC COMPANY AND AFFILIATES
                 COMPUTATION OF EARNINGS PER COMMON SHARE


                               THREE MONTHS              NINE MONTHS
                                  ENDED                     ENDED
                        --------------------------  --------------------------
                        September 27  September 28  September 27  September 28
                                1997          1996          1997          1996
                        ------------  ------------  ------------  ------------
                                  (In thousands, except per share data)

Primary

   Weighted average
       shares outstanding     26,907        26,151        26,656        26,364

   Dilutive stock options
       based on the treasury
       stock method using the
       average market price    1,171           897         1,062           918
                             -------       -------       -------       -------
          Total               28,078        27,048        27,718        27,282
                             =======       =======       =======       =======

Net Earnings                $ 10,291      $  8,734      $ 29,942      $ 26,032
                             =======       =======       =======       =======
Per Share Earnings          $   0.37      $   0.32      $   1.08      $   0.95
                             =======       =======       =======       =======

Fully Diluted

   Weighted average
       shares outstanding     26,907        26,151        26,656        26,364

   Dilutive stock options
       based on the treasury
       stock method using the
       period-end market price,
       if higher than average
       market price            1,155           848         1,155           848
                             -------       -------       -------       -------
          Total               28,062        26,999        27,811        27,212
                             =======       =======       =======       =======
Net Earnings                $ 10,291      $  8,734      $ 29,942      $ 26,032
                             =======       =======       =======       =======
Per Share Earnings          $   0.37      $   0.32      $   1.08          0.95
                             =======       =======       =======       =======